EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of BE Aerospace, Inc. on Form S-4 of our report dated April 2, 2001 (May 16, 2001), as to subsequent events discussed in Note 15), appearing in the Annual Report on Form 10-K of BE Aerospace, Inc. for the fiscal year ended February 24, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Costa Mesa, California
August 3, 2001